 As filed with the Securities and Exchange Commission on June 30, 1998
                                            Registration No. 333-44791
------------------------------------------------------------------------
------------------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                            ________________


                    POST-EFFECTIVE AMENDMENT NO.1
                                  TO
                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                           ________________

                   GENERAL SURGICAL INNOVATIONS, INC.
        (Exact name of Registrant as specified in its charter)

           CALIFORNIA                     97-3170244
   (State of incorporation)     (I.R.S. Employer Identification No.)


                             10460 BUBB ROAD
                       CUPERTINO, CALIFORNIA 95014
                (Address of principal executive offices)
                        _______________________

                        1992 STOCK OPTION PLAN
                       (Full title of the Plan)
                        _______________________

                          RODERICK A. YOUNG
                       CHIEF EXECUTIVE OFFICER
                  GENERAL SURGICAL INNOVATIONS, INC.
                             10460 BUBB ROAD
                       CUPERTINO, CALIFORNIA 95014
                            (408) 863-2500
(Name, address and telephone number, including area code, of agent for service)
                        _______________________
                              Copy to:

                            Laurel Finch
                         Venture Law Group
                        2800 Sand Hill Road
                    Menlo Park, California 94025
                           (415) 854-4488

The Registrant hereby withdraws from registration 98,905 shares of its Common Stock out of a total of 998,905 shares of its Common Stock previously registered pursuant to this Registration Statement (No. 333-44791). The purpose of this amendment is to correct the total number of shares being registered, which was mistakenly overstated in the previously filed Registration Statement.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, GENERAL SURGICAL INNOVATIONS, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 30 day of June, 1998.


                               GENERAL SURGICAL INNOVATIONS, INC.



                               By:   /s/ Stephen J. Bonelli
                                   ----------------------------------
                                     Stephen J. Bonelli
                                     Vice President of Finance
                                     and Administration
                                     and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                          TITLE                          DATE


/s/ Roderick A. Young*          Chief Executive Officer and Chairman
-----------------------------   of the Board of Directors (Principal     June 30, 1998
Roderick A. Young               Executive Officer)


/s/ Gregory D. Casciaro*        President, Chief Operating Officer
-----------------------------   and Director                             June 30, 1998
Gregory D. Casciaro


/s/ Stephen J. Bonelli          Vice President of Finance and
-----------------------------   Administration and Chief Financial       June 30, 1998
Stephen J. Bonelli              Officer (Principal Financial and
                                Accounting Officer)


/s/ Thomas J. Fogarty, M.D.*
-----------------------------   Director                                 June 30, 1998
Thomas J. Fogarty, M.D.


/s/ Dave Chonette*
-----------------------------   Director                                 June 30, 1998
Dave Chonette


/s/ Paul Goeld*
-----------------------------   Director                                 June 30, 1998
Paul Goeld


/s/ James Sulat*
-----------------------------   Director                                 June 30, 1998
James Sulat


/s/ Mark A. Wan*
-----------------------------   Director                                 June 30, 1998
Mark A. Wan


* By:  /s/ Stephen J. Bonelli
      ------------------------
         Attorney-in-fact

                             INDEX TO EXHIBITS


EXHIBIT
NUMBER


   5.1           Opinion of Venture Law Group, a Professional Corporation
  23.2           Consent of Independent Accountants